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                                                                  EXHIBIT 3.1(b)


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                GEV CORPORATION


                   Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware


         We, Joshua A. Polan, Vice President, and William L. Mahone, Secretary of GEV Corporation, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

                 FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                 By deleting Article FIRST in its entirety and replacing it with the following:

                          "FIRST: The name of the Corporation is Pioneer Companies, Inc."

                 SECOND: That the stockholders of said corporation, at a meeting duly held, have approved said amendment in accordance with the General Corporation Law of the State of Delaware.

                 THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, we have signed this certificate this 20th day of April, 1995.


                                           /s/ Joshua A. Polan
                                        ---------------------------
                                        Name:   Joshua A. Polan
                                        Title:  Vice President


                                           /s/ William L. Mahone
                                        ---------------------------
                                        Name:   William L. Mahone
                                        Title:  Vice President,
                                                General Counsel
                                                and Secretary